UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 23, 2007
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

1-14035
(Commission File Number)

NEVADA	91-1826900
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas	77025
(Address of principal executive offices)	(Zip Code)

(800) 579-2302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Articles of Incorporation

On January 23, 2007, Stage Stores, Inc., a Nevada corporation (the “Company”), amended its Restated Articles of Incorporation to increase the number of the Company’s authorized common stock from 50,000,000 shares to 64,603,404 shares. The increase in the number of authorized shares of common stock by 14,603,404 corresponds to the 14,603,404 shares of common stock to be issued by the Company on the outstanding shares to shareholders of record on January 18, 2007 as a result of the three-for-two stock split declared by the Board of Directors on January 5, 2007 and reported in a Form 8-K filed on January 11, 2007. Pursuant to Nevada law, this increase in the Company’s authorized shares was accomplished by a resolution of the Board of Directors and by the filing of a Certificate of Change Pursuant to NRS 78.209 with the Secretary of State of the State of Nevada.

A copy of the Certificate of Change Pursuant to NRS 78.209 is attached to this Form 8-K as Exhibit 3.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.	Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

January 29, 2007	/s/ Michael E. McCreery
(Date)	Michael E. McCreery
Executive Vice President and
Chief Financial Officer